Exhibit 99.1
Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610

Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANK AGREES TO ACQUIRE STUDENT CHECKING CUSTOMERS AND REFUND MANAGEMENT DISBURSEMENT BUSINESS FROM HIGHER ONE, INC.

Acquisition to bring about 2.0 million student checking customers and add significant interchange fee income and non-interest bearing core deposits

Plans to combine BankMobile with acquired business to form
 a basis for "Uber like Banking"

Wyomissing, Pennsylvania - December 15, 2015 - Customers Bancorp, Inc. ("Customers") (NYSE – CUBI), through its subsidiary Customers Bank announced today that it will acquire the One Account Student Checking and Refund Management Disbursement Services business ("Disbursements") of Higher One, Inc. ("Higher One") – the leading provider of refund disbursements to about 800 higher education campuses across the United States. The Disbursements business primarily provides educational institutions with a comprehensive turnkey technology-based solution for the disbursement of student financial aid to the students, through deposit accounts opened by students with Higher One's partner banks or to student accounts with other banks.  Customers Bank has been a Higher One partner bank since August 2013.  Approximately 2.0 million students currently have deposit accounts with Higher One's partner banks, and over 500,000 new student accounts are opened with partner banks annually.  The Higher One business unit has processed over $70 billion in student refund payments over its 14 years of operations.  Customers expects the acquired business unit to add about $65-75 million annually in mostly interchange income.  In addition, Customers anticipates onboarding approximately $250 million of additional core demand deposits from students currently utilizing Higher One disbursement related bank accounts at another partner bank.  Customers Bank intends to combine this new business with its BankMobile division offering state-of-the-art digital banking services to students across the country.

"We are very enthusiastic about combining the Disbursements business with our BankMobile Technologies platform," stated Jay S. Sidhu, Chairman & CEO of Customers and BankMobile.  "By providing a superior product that is easier to use and is more affordable, we hope to create an 'Uber like banking experience' at BankMobile."

Customers and Higher One have entered into an Asset Purchase Agreement (the "Agreement") which includes non-compete, consulting services and transitions services provisions. Pursuant to the Agreement, Customers acquires all assets of the Disbursements business, including all property and equipment, existing contractual relationships with vendors and educational institutions, and all intellectual property, assumes certain normal business related liabilities, and commits to hire approximately 225 current Higher One employees primarily located in New Haven, Connecticut that manage the business and serve the customers.  Customers intends to retain these team members in New Haven.  Customers will pay Higher One an aggregate of $42 million in cash in connection with the acquisition of the Disbursements business.  Under the Agreement, Customers will pay Higher One $17 million in cash at closing and make cash payments of $10 million each on the first and second anniversaries of the closing.  Customers also will pay Higher One $5 million in cash for Higher One's services under a transition services agreement.

Customers will not assume any regulatory compliance related liabilities for any possible violations of laws or regulations by Higher One identified prior to the closing date as a result of the Agreement.  "We plan to leverage our strong Risk Management and Compliance functions and make that a strength for this business", stated Sidhu.  The transaction must be approved by the Higher One stockholders, a vote of which is expected to occur in the first quarter of 2016.  Customers believes the transaction will close by July 1, 2016, giving it enough time to ensure that the compliance and risk management functions and processes are strong and systems are fully compliant with new Department of Education rules.

Customers launched its BankMobile business in January 2015 creating the first no-fee digital bank in the United States.  "We believe it is important to provide middle class Americans and the underbanked and unbanked consumers a very attractive digital banking option.  BankMobile currently offers no fee banking, lines of credit to qualified customers, and access to 55,000 ATMs across America for free, charges no overdraft fees and pays a higher than average interest rate for savings.  We hope to bring all or most of these banking services to students across America in a favorable and supportive manner with absolute compliance with banking regulations and Department of Education rules regarding banking services for students", Sidhu continued.

"The combined businesses will be reported prospectively in Customers' communications with investors as a separate business segment.  The strategic combination of Customers' BankMobile business with the Disbursements business will provide about 2.0 million student depositors with the financial stability of a well-capitalized bank, state-of-the-industry deposit services and access to their money delivered nearly wherever and whenever the student needs them at no or low cost to the student, and provides Customers with the opportunity to become the bank of choice for life for the current student customers as well as many more future students", Sidhu continued.

"Customers Bank's acquisition of the Disbursements business is a wonderful strategic transaction for Customers and will greatly accelerate the development and profitability of our BankMobile product offering," stated Sidhu.  Sidhu continued, "This transaction, combined with our plans to combine BankMobile with the Disbursements business and charge students no or low fees to use the student deposit product, is uniquely structured to address consumer and banking compliance issues that have challenged this business for the past half-decade. With this combination we believe we will provide an extremely compliant "best-in-class" deposit account for college students that includes a strong financial literacy and money management component.  We look forward to welcoming our new team members and to building a really special business together.  This acquisition is not expected to have a material impact to Customers core operating earnings or capital in 2016."

Customers will host a call to discuss the Disbursements transaction on Wednesday, December 16, 2015 at 10:00 am ET.  The call in information is presented below.  In addition, a brief written presentation describing the transaction and the plan to combine BankMobile and the Disbursements business will be available at Customers Bancorp, Inc.'s website www.CustomersBank.com.

Conference Call
Date:	Wednesday, December 16, 2015
Time:	10:00 am ET
US Dial-in:	1-800-238-9007
Conference ID:	419408

For those unable to attend the live conference, a replay of the call will be available at 1:00 pm December 16, 2015 through Wednesday, December 30, 2015 at 1 (888) 203-1112; remote replay passcode: 4770485.

Customers Bancorp is being advised by the investment banking firms of Keefe, Bruyette & Woods, Inc., a Stifel Company, and UBS Investment Bank.  Customers is using Stradley Ronon Stevens and Young, LLP as its corporate counsel and BuckleySandler LLP as its regulatory counsel.

About Customers Bancorp, Inc.
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $7.6 billion.  A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, New Hampshire, Massachusetts, and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.  Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com.

About Higher One Holdings
Higher One Holdings, Inc. (NYSE: ONE) is a leading financial technology company focused on providing cost-saving solutions that enhance student service for the business office of colleges and universities. Higher One's technologies for higher education institutions streamline the processes of financial aid disbursement and payment acceptance. Higher One also provides options for students and families to manage college-related expenses, such as unique student-banking services, and financial education through $tart with Change. Higher One supports more than 1,500 campuses and more than 9 million students across the U.S. More information can be found at www.higherone.com.

"Safe Harbor" Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the proposed acquisition described in this press release and Customer Bancorp's plan to combine its BankMobile business with the acquired business also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements, including: the possibility that the anticipated benefits from the acquisition will not be realized, or will not be realized within the expected time period; the possibility that the acquisition does not close, including, but not limited to, due to the failure to receive the approval of Higher One's stockholders or to satisfy other closing conditions; the risk that the acquired business operations will not be combined successfully with BankMobile and integrated successfully with the operations of Customers Bancorp; the possibility that the additional core demand deposits are not onboarded; and the potential disruption from the acquisition making it more difficult to maintain important business and operational relationships.  Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31,  2014 and subsequently filed quarterly reports on Form 10-Q.  Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.